NEUBERGER BERMAN EQUITY SERIES
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A


      The Series of Neuberger Berman Equity Series currently subject to this Agreement are as follows:


            SERIES                                          DATE MADE PARTY
            ------                                          TO AGREEMENT
                                                            ------------

      Socially Responsive Assets                            December 30, 1998

      Genesis Institutional                                 June 28, 1999